UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 21, 2009

SecureCare Technologies, Inc.

(Exact name of registrant as specified in its charter)

NEVADA	0-29804	82-0255758

(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	file number	Identification Number)

1617 W. 6th Street, Suite C, Austin Texas 78703

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 447-3700

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

          On August 21, 2009, the Company’s Board of Directors approved and the Company entered into a Technology License Agreement (“License Agreement”) with SecureCare Technologies UK Limited, a United Kingdom corporation (“STU”). The License Agreement grants STU a license to market the Company’s technologies throughout the world with the exception of North America and South America in exchange for a license fee of $100,000 to be paid in 5 equal monthly installments of $20,000 commencing upon receipt of STU’s required funding, and payment of a royalty of 5% of STU’s net sales as defined in the License Agreement, payable quarterly within 60 days of the end of each calendar quarter. The Company is also entitled to 5% of the net proceeds of any Disposal of STU as defined in the License Agreement. The term of the License Agreement is perpetual. The License Agreement further provides that if any part of STU’s territory or the territory retained by the Company has not been developed in four years, either party shall be entitled to approach the other to establish a joint venture to develop that territory. The License Agreement contains indemnification provisions, representations and warranties and other terms and conditions typical of agreements of this type. This report only contains a summary of certain material terms of the License Agreement and the reader is directed to the full License Agreement that is an exhibit to this report for its full terms and conditions.

ITEM 3.02.    UNREGISTERED SALES OF EQUITY SECURITIES

          Since February 1, 2009, SecureCare Technologies, Inc. (the “Company”) has been engaged in two private offerings of its common stock. The first offering was for accredited investors to purchase up to 4,000,000 shares of common stock at $0.10 per share (the “Stock Offer”). The second offering was for holders of certain of the Company’s indebtedness represented by $300,000 principal amount of promissory notes to exchange their notes for common stock at the rate of one share for each $0.10 in principal amount of notes outstanding for a total of up to 3,000,000 shares (the “Exchange Offer”). As of August 21, 2009, the aggregate shares sold in the two offerings exceeded an additional 5% of the Company’s issued and outstanding shares beyond those reported in our Current Report on Form 8-K dated June 17, 2009. As of August 24, 2009, 3,548,474 shares have been sold in the Stock Offer to 33 investors for $354,847 and $300,000 principal amount of promissory notes have been exchanged in the Exchange Offer by 12 note holders for 3,000,000 shares. As a result of these issues, the number of shares of common stock, par value $0.001 per share, that the Company has issued and outstanding has increased from the 8,440,712 reported in our Current Report on Form 8-K dated June 17, 2009 to 8,914,922.

          The Company had exercised its right under the subscription agreement in the Stock Offer to extend the Stock Offer through August 31, 2009; however, as of August 24, 2009, the Company has determined to close the Stock Offer.

          Each of the offers, the Stock Offer and the Exchange Offer were conducted pursuant to the exemption provided pursuant to Regulation D under the Securities Act of 1933, as amended, and analogous state laws. The Company did not grant any registration rights to the investors in the offerings.

          The Company did not receive any proceeds from the Exchange Offer. The Company used the proceeds of the Stock Offer as working capital. The Company incurred only nominal expenses in connection with the two offerings.

ITEM 9.01.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibits:

10.1	Form of Subscription Agreement for Exchange Offer *
10.2	Form of Revised Subscription Agreement for Stock Offer *
10.3	Form of Second Revision of Subscription Agreement for Stock Offer
10.4	Technology License Agreement, dated August 21, 2009 by and between the Company and SecureCare Technologies UK Limited

          *Previously Filed

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2009

SecureCare Technologies, Inc.

By:	/s/ NEIL BURLEY

Name:	Neil Burley
Title:	Chief Financial Officer and Principal Financial Officer